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As filed with the Securities and Exchange Commission on April 15, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLEGIANCE TELECOM, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-2721491 (I.R.S. Employer Identification No.)

9201 Central Expressway
Dallas, Texas 75231
(Address of Principal Executive Offices) (Zip Code)

ALLEGIANCE TELECOM, INC.
1998 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Mark B. Tresnowski
Senior Vice President, General Counsel and Secretary
Allegiance Telecom, Inc.
700 E. Butterfield Road, Suite 400
Lombard, Illinois 60148
(630) 522-5200
(Name and Address of Agent For Service; Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock, par value $.01 per share	2,000,000 shares	$2.27(2)	$4,540,000	$418

(1)
Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such additional shares of common stock as may become issuable pursuant to possible adjustments under the 1998 Stock Incentive Plan, as amended.

(2)
The shares being registered hereby are additional shares reserved for issuance pursuant to the Allegiance Telecom, Inc. 1998 Stock Incentive Plan, as amended. Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported for Allegiance Telecom's common stock on the Nasdaq National Market on April 12, 2002, of $2.27.

EXPLANATORY NOTE

        This Registration Statement on Form S-8 is being filed by Allegiance Telecom, Inc., a Delaware corporation, in connection with the registration of an additional 2,000,000 shares of our common stock, par value $.01 per share, issuable pursuant to the Fourth Amendment to the Allegiance Telecom, Inc. 1998 Stock Incentive Plan. There is an effective registration statement relating to the issuance under this Plan of 8,766,333 shares of our common stock (Registration No. 333-60486). There is an effective registration statement relating to the issuance under this Plan of 6,000,000 shares of our common stock (Registration No. 333-46866). There is an effective registration statement relating to the issuance under this Plan of 3,739,627 shares of our common stock (Registration No. 333-10402), after giving effect to a three-for-two stock dividend on our common stock issued to stockholders on February 28, 2000. There is an effective registration statement relating to the issuance under this Plan of 5,494,040 shares of our common stock (Registration No. 333-70769), after giving effect to a three-for-two stock dividend on our common stock issued to stockholders on February 28, 2000. All of these registration statements are incorporated by reference herein in accordance with General Instruction E to Form S-8. In addition, in accordance with General Instruction E to Form S-8, this Registration Statement includes a facing page, this page, the signature page, an Exhibit Index, an Exhibit 5 legal opinion and Exhibit 23 accountant's consent.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 15, 2002.

ALLEGIANCE TELECOM, INC.

By:	/s/ ROYCE J. HOLLAND Royce J. Holland, Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark B. Tresnowski and Annie S. Terry, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments or supplements to this Form S-8 Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities indicated on April 15, 2002.

Signature	Capacity
/s/ ROYCE J. HOLLAND Royce J. Holland	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ C. DANIEL YOST C. Daniel Yost	President, Chief Operating Officer and Director
/s/ THOMAS M. LORD Thomas M. Lord	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)
/s/ G. CLAY MYERS G. Clay Myers	Senior Vice President of Finance and Accounting (Principal Accounting Officer)
/s/ ANTHONY J. PARELLA Anthony J. Parella	Executive Vice President and Director
/s/ JAMES E. CRAWFORD, III James E. Crawford, III	Director
/s/ JOHN B. EHRENKRANZ John B. Ehrenkranz	Director

/s/ PAUL J. FINNEGAN Paul J. Finnegan	Director
/s/ RICHARD D. FRISBIE Richard D. Frisbie	Director
/s/ HOWARD I. HOFFEN Howard I. Hoffen	Director
/s/ REED E. HUNDT Reed E. Hundt	Director
/s/ ANDREW LIPMAN Andrew Lipman	Director
/s/ JAMES N. PERRY, JR. James N. Perry, Jr.	Director

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
4.1	Form of certificate representing shares of Allegiance Telecom, Inc. common stock, $.01 par value per share, incorporated by reference to Exhibit 4.5 of its Registration Statement on Form S-1 (Registration File No. 333-53475)
4.2	Allegiance Telecom, Inc. 1997 Nonqualified Stock Option Plan, incorporated by reference to Exhibit 10.4 of its Registration Statement on Form S-4 (Registration File No. 333-49013)
4.3	Allegiance Telecom, Inc. 1998 Stock Incentive Plan, incorporated by reference to Exhibit 10.6 of its Registration Statement on Form S-1 (Registration File No. 333-53475)
4.4	First Amendment to the Allegiance Telecom, Inc. 1998 Stock Incentive Plan, incorporated by reference to Exhibit 10.7 of its Form 10-K for the fiscal year ended December 31, 1998
4.5	Second Amendment to the Allegiance Telecom, Inc. 1998 Stock Incentive Plan, incorporated by reference to Exhibit 10.8 of its Form 10-K for the fiscal year ended December 31, 1999
4.6	Third Amendment to the Allegiance Telecom, Inc. 1998 Stock Incentive Plan, incorporated by reference to Exhibit 10.9 of its Form 10-K for the fiscal year ended December 31, 2000
4.7	Fourth Amendment to the Allegiance Telecom, Inc. 1998 Stock Incentive Plan, incorporated by reference to Exhibit 10.10 of its Form 10-K for the fiscal year ended December 31, 2001
*5.1
Opinion of Mark B. Tresnowski, the Senior Vice President, General Counsel and Secretary of Allegiance Telecom, Inc., with respect to the legality of the shares of the common stock being registered hereby
*23.1	Consent of Arthur Andersen LLP
*23.2	Consent of Mark B. Tresnowski (included in Exhibit 5.1)
*24	Power of Attorney (included in the signature pages of this Registration Statement)

*
Filed herewith.

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EXPLANATORY NOTE
SIGNATURES
INDEX TO EXHIBITS